Exhibit 99.1

PRESS RELEASE	For more information contact:

Prosperity Bancshares, Inc.®	Dan Rollins
Prosperity Bank Plaza	President and Chief Operating Officer
4295 San Felipe	281.269.7199
Houston, Texas 77027	dan.rollins@prosperitybanktx.com

FOR IMMEDIATE RELEASE

PROSPERITY BANCSHARES, INC.®

REPORTS RECORD

2008 OPERATING EARNINGS

•	4Q 2008 Earnings Per Share of $0.49 (diluted)

•	Non-Performing Assets equal 0.20% of 4Q Average Earning Assets

•	Total Risk Based Capital is 11.24%

•	Tier 1 Leverage Capital is 5.66%

HOUSTON, January 27, 2009. Prosperity Bancshares, Inc.® NASDAQ: (PRSP), the parent company of Prosperity Bank®, reported net income for the quarter ended December 31, 2008 of $22.685 million or $0.49 per diluted common share, an increase in net income of $5.604 million or 32.8%, compared with $17.081 million or $0.38 per diluted common share for the same period in 2007. Prosperity also reported record net earnings for 2008 of $84.507 million or $1.86 per diluted common share, up 0.42% from 2007 net earnings of $84.151 million and down 4.1% from 2007 diluted earnings per common share of $1.94.

Excluding impairment charges on Prosperity’s Fannie Mae and Freddie Mac perpetual preferred securities of $9.975 million pre-tax during the fourth quarter of 2007 and $14.025 million pre-tax during the third quarter of 2008, net income for the year ended December 31, 2008 would have been $93.623 million or $2.06 per diluted common share compared with $90.635 million or $2.09 per diluted common share for the year ended December 31, 2007.

On November 7, 2008, Prosperity Bank® assumed approximately $3.6 billion of deposits, including all uninsured deposits, from the Federal Deposit Insurance Corporation (FDIC), acting in its capacity as receiver for Franklin Bank, SSB, Houston, Texas. Approximately $2.0 billion of the $3.6 billion in deposits that were assumed by Prosperity were associated with Franklin Bank’s 45 full service banking centers in Texas.

Since January 1, 2007, in addition to the Franklin Bank transaction listed above, Prosperity has completed the following acquisitions: 1st Choice Bancorp, Inc. on June 1, 2008; the Houston branches of Banco Popular North America on January 10, 2008; The Bank of Navasota, N.A. on September 1, 2007; and Texas United Bancshares, Inc. on January 31, 2007. The results of operations for these acquisitions have been included in Prosperity’s consolidated financial statements since their respective purchase dates.

“It is a pleasure to report another year of earnings for our company. Our performance during this difficult economic environment continues to be strong,” said David Zalman, Prosperity’s Chairman and Chief Executive Officer. “With a challenging U.S. economy and industry wide credit problems, we are pleased to be able to report stable, consistent earnings and strong credit quality.”

Results of operations for the three months ended December 31, 2008

For the three months ended December 31, 2008, net income was $22.685 million compared with $17.081 million for the same period in 2007. Net income per diluted common share was $0.49 for the three months ended December 31, 2008 and $0.38 for the same period in 2007. Returns on average assets, average common equity and average tangible common equity for the three months ended December 31, 2008 were 1.09%, 7.30% and 24.89%, respectively. Prosperity’s efficiency ratio (excluding net gains and losses on the sale of securities and assets and impairment charge on write-down of securities) was 48.60% for the three months ended December 31, 2008.

Net interest income before provision for credit losses for the quarter ended December 31, 2008 increased 23.9% to $63.957 million compared with $51.634 million during the same period in 2007. The increase was attributable primarily to a 39.6% increase in average earning assets. The net interest margin on a tax equivalent basis decreased to 3.65% for the three months ended December 31, 2008 compared with 4.12% for the same period in 2007, primarily impacted by the Franklin Bank transaction.

Non-interest income increased $260,000 or 2.0% to $13.508 million for the three months ended December 31, 2008 compared with $13.248 million for the same period in 2007. The increase was mainly attributable to an increase in service charges on deposit accounts related to accounts assumed from the FDIC as part of the Franklin Bank transaction and deposit accounts assumed from the 1st Choice and Banco Popular acquisitions, which was partially offset by an increase in losses on the sale of ORE.

Non-interest expense decreased $1.827 million or 4.6% to $37.586 million for the fourth quarter of 2008 compared with $39.413 million for the fourth quarter of 2007. Excluding the $9.975 million pre-tax impairment charge on Fannie Mae and Freddie Mac perpetual preferred securities in the fourth quarter of 2007, non-interest expense increased $8.148 million or 27.7% compared with the same period in 2007 which was mainly attributable to the increased expenses related to operating the additional banking offices that were previously locations of Franklin Bank.

Loans at December 31, 2008 were $3.567 billion, an increase of $424.086 million or 13.5%, compared with $3.143 billion at December 31, 2007. Loans increased 9.8% or $318.440 million on a linked quarter basis compared with loans of $3.249 billion at September 30, 2008. As reflected in the table below, linked quarter loans for the fourth quarter of 2008 were impacted by the loans acquired from the FDIC as a part of the Franklin Bank transaction and the loans acquired as a part of the acquisitions of The Bank of Navasota, Banco Popular’s Houston branches and 1st Choice.

Deposits at December 31, 2008 were $7.320 billion, an increase of $2.353 billion or 47.4%, compared with $4.966 billion at December 31, 2007. Linked quarter deposits increased $2.215 billion or 43.4% from $5.105 billion at September 30, 2008. As reflected in the table below, linked quarter deposits for the fourth quarter of 2008 were impacted by the deposits assumed from the FDIC as part of the Franklin Bank transaction and the deposits assumed as a part of the acquisitions of The Bank of Navasota, Banco Popular’s Houston branches and 1st Choice.

Balance Sheet Data (at period end)

(In Thousands)

	Dec 31, 2008	Sept 30, 2008	Dec 31, 2007
	(Unaudited)	(Unaudited)	(Unaudited)
Loans:
Acquired with The Bank of Navasota	$19,152	$19,980	$27,641
Acquired with Banco Popular’s Houston branches	3,161	2,637	0
Acquired with 1st Choice	168,642	182,780	0
Acquired from FDIC (related to Franklin Bank)	356,420	0	0
All other	3,019,682	3,043,220	3,115,330

Total Loans	$3,567,057	$3,248,617	$3,142,971

Deposits:
Assumed with The Bank of Navasota	$51,190	$55,138	$61,447
Assumed with Banco Popular’s Houston branches	114,434	118,490	0
Assumed with 1st Choice Bank	249,287	262,465	0
Assumed from FDIC (related to Franklin Bank)	2,010,193	0	0
All other	4,894,523	4,668,749	4,904,960

Total Deposits	$7,319,627	$5,104,842	$4,966,407

Average loans increased 7.3% or $229.037 million to $3.366 billion for the quarter ended December 31, 2008 compared with $3.137 billion for the same period of 2007. Linked quarter average loans increased 2.3% or $76.349 million from $3.289 billion at September 30, 2008. Average deposits increased 39.7% to $6.686 billion for the quarter ended December 31, 2008 compared with $4.785 billion for the same period of 2007. Linked quarter average deposits increased 28.9% or $1.498 billion from $5.187 billion at September 30, 2008.

At December 31, 2008, construction loans totaled $666.080 million (including $52.256 million acquired from the FDIC as part of the Franklin Bank transaction), consisting of approximately $237 million of single family residential construction loans; $91 million of land development loans; $89 million of raw land loans; $107 million of residential lot loans; $39 million of commercial lot loans; and $103 million of commercial construction and other construction loans. This is an increase of $39.637 million from construction loans at September 30, 2008.

Non-performing assets totaled $14.368 million or 0.20% of average earning assets at December 31, 2008 compared with $15.390 million or 0.30% of average earning assets at December 31, 2007 and $14.536 million or 0.26% of average earnings assets at September 30, 2008. The allowance for credit losses was 1.04% of total loans at December 31, 2008 and 2007 and 1.05% of total loans at September 30, 2008.

The provision for credit losses was $6.000 million for the three months ended December 31, 2008 and $120,000 for the three months ended December 31, 2007. Prosperity’s loan loss reserve model called for increased provisioning in the fourth quarter due to increased loans as a result of the Franklin Bank transaction and a general weakening of the economy. Net charge offs were $3.011 million for the three months ended December 31, 2008 and $3.113 million for the three months ended December 31, 2007.

At December 31, 2008, Prosperity had $9.074 billion in total assets, $3.567 billion in loans, and $7.320 billion in deposits. Assets, loans and deposits at December 31, 2008 grew by 42.4%, 13.5% and 47.4%, respectively, compared with their level at December 31, 2007.

Results of operations excluding impairment charges on Fannie Mae and Freddie Mac perpetual preferred securities

Prosperity incurred a non-cash impairment charge on its Fannie Mae and Freddie Mac perpetual preferred securities in the amount of $14.025 million pre-tax ($9.116 million after-tax) in the third quarter of 2008 equal to the full carrying cost of its investment in such securities. Prosperity also incurred an impairment charge on the same securities of $9.975 million pre-tax ($6.484 million after-tax) in the fourth quarter of 2007. The table below presents select financial results before and after the impairment write-down for the related periods.

	As reported Dec 31, 2008	As reported (with charge) Dec 31, 2007	Without charge Dec 31, 2007
	(Unaudited)	(Unaudited)	(Unaudited)
3 Months Ended
Non-interest income (in thousands)	$13,508	$13,248	$13,248
Non-interest expense (in thousands)	37,586	39,413	29,438
Income before taxes (in thousands)	33,879	25,349	35,324
Federal income taxes (in thousands)	11,194	8,268	11,759
Net income (in thousands)	22,685	17,081	23,565
Return on average assets	1.09%	1.11%	1.52%
Return on average common equity	7.30%	6.09%	8.40%
Return on average tangible common equity	24.89%	20.82%	28.73%
Earnings per share (basic)	$0.49	$0.39	$0.53
Earnings per share (diluted)	$0.49	$0.38	$0.53
Shareholders’ equity (in thousands)	$1,255,106	$1,127,431	$1,127,431

	As reported (with charge) Dec 31, 2008	Without Charge Dec 31, 2008	As reported (with charge) Dec 31, 2007	Without charge Dec 31, 2007
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
12 Months Ended
Non-interest income (in thousands)	$52,370	$52,370	$52,923	$52,923
Non-interest expense (in thousands)	143,796	129,771	126,843	116,868
Income before taxes (in thousands)	126,436	140,461	125,755	135,730
Federal income taxes (in thousands)	41,929	46,838	41,604	45,095
Net income (in thousands)	84,507	93,623	84,151	90,635
Return on average assets	1.20%	1.33%	1.38%	1.49%
Return on average common equity	7.09%	7.85%	8.09%	8.72%
Return on average tangible common equity	24.16%	26.77%	30.03%	32.34%
Earnings per share (basic)	$1.87	$2.07	$1.96	$2.11
Earnings per share (diluted)	$1.86	$2.06	$1.94	$2.09
Shareholders’ equity (in thousands)	$1,255,106	$1,255,106	$1,127,431	$1,127,431

Assumption of deposits and acquisition of certain assets from the FDIC as receiver for Franklin Bank, SSB

On November 7, 2008, Prosperity Bank® assumed approximately $3.6 billion of deposits, including all uninsured deposits, from the FDIC, acting in its capacity as receiver for Franklin Bank. The FDIC entered into a purchase and assumption agreement with Prosperity Bank, which paid a premium to ensure that all deposits of Franklin Bank, both insured and uninsured, were transferred to Prosperity Bank. Under terms of the purchase and assumption agreement, Prosperity acquired certain assets from the FDIC, including approximately $350 million in US Treasury and Agency Securities and approximately $350 million in performing loans. The remaining net proceeds were predominately invested in US Agency Securities.

While Franklin Bank operated forty-five (45) full service banking offices, Prosperity expects to continue to operate no more than thirty-three (33) of these locations upon the completion of the operational integration expected to occur during the first quarter of 2009. The former Franklin Bank locations planned to be closed will be consolidated into nearby Prosperity Bank locations.

Results of operations for the twelve months ended December 31, 2008

For the twelve months ended December 31, 2008, net income was $84.507 million compared with $84.151 million for the same period in 2007. Net income per diluted common share was $1.86 for the twelve months ended December 31, 2008 compared with $1.94 for the same period in 2007.

Returns on average assets, average common equity and average tangible common equity for the twelve months ended December 31, 2008 were 1.20%, 7.09% and 24.16%, respectively. Prosperity’s efficiency ratio (excluding impairment charge on Fannie Mae and Freddie Mac perpetual preferred securities and net gains and losses on the sale of securities and assets) was 46.51% for the twelve months ended December 31, 2008.

Net interest income before provision for credit losses for the twelve months ended December 31, 2008 increased $27.294 million or 13.6%, to $227.729 million compared with $200.435 million during the same period in 2007. The increase was attributable primarily to a 16.2% increase in average earning assets.

Non-interest income decreased $553,000 or 1.0% to $52.370 million for the twelve months ended December 31, 2008 compared with $52.923 million for the same period in 2007. The decrease was mainly attributable to (i) an increase in net loss on sale of ORE, (ii) a decrease in gain on sale of held for sale loans and (iii) a decrease in other non-interest income which includes decreases in dividends received on Federal Home Loan Bank stock and trust and investment income, partially offset by an increase in service charges on deposit accounts. The increase in service charges on deposit accounts is primarily attributed to an increased number of deposit accounts assumed from the FDIC as a part of the Franklin Bank transaction and deposit accounts assumed from the Banco Popular and 1st Choice acquisitions as well as an increase in debit card income.

Non-interest expense increased $16.953 million or 13.4% to $143.796 million for the twelve months ended December 31, 2008 compared with $126.843 million for the same period in 2007. The increase was due primarily to (i) an increase in salaries and benefits expense due to annual merit increases, incentive programs and the Franklin Bank transaction, (ii) an increase in general operating costs associated with the banking centers acquired in 2008 and the banking offices that were previously locations of Franklin Bank and (iii) an increase in impairment charge on write-down of securities.

The provision for credit losses was $9.867 million for the twelve months ended December 31, 2008 and $760,000 for the twelve months ended December 31, 2007. As mentioned earlier, Prosperity’s loan loss reserve model called for increased provisioning in the fourth quarter of 2008 due to increased loans acquired from the FDIC as a part of the Franklin Bank transaction and a general weakening of the economy. Net charge offs were $7.621 million for the twelve months ended December 31, 2008 and $5.593 million for the twelve months ended December 31, 2007.

Conference Call

Prosperity’s management team will host a conference call on Tuesday, January 27, 2009 at 10:30 a.m. Eastern Standard Time (9:30 a.m. Central Standard Time) to discuss Prosperity’s fourth quarter and full year 2008 earnings. Individuals and investment professionals may participate in the call by dialing 1-800-894-5910, the reference code is PBTX.

Alternatively, individuals may listen to the live webcast of the presentation by visiting Prosperity’s website at www.prosperitybanktx.com. The webcast may be accessed directly from Prosperity’s Investor Relations page by clicking on the “4th Quarter Results and Webcast” link.

Acquisition of 1st Choice Bancorp, Inc.

On June 1, 2008, Prosperity completed its previously announced acquisition of 1st Choice Bancorp, Inc. and its wholly owned subsidiary, 1st Choice Bank. 1st Choice Bancorp, Inc. operated two (2) banking offices in Houston, Texas, with one location in South Houston and another in the Heights area, which was consolidated with Prosperity’s Heights location and is located in 1st Choice’s Heights banking office. As of May 31, 2008, 1st Choice Bancorp reported total assets of approximately $314.9 million, loans of approximately $192.7 million, deposits of approximately $285.2 million and stockholders’ equity of approximately $26.4 million.

In connection with the acquisition, Prosperity issued 1,757,757 shares of its common stock and paid approximately $18.758 million in cash for all outstanding shares of 1st Choice Bancorp.

Acquisition of Banco Popular’s Houston Branches

On January 10, 2008, Prosperity Bank® completed its previously announced acquisition of six (6) Houston retail bank branches from Banco Popular North America. The branches had approximately $125 million in combined deposits. All six (6) locations are now operating as full service banking centers of Prosperity Bank®.

Prosperity Bancshares, Inc.®

Prosperity Bancshares, Inc.®, a $9.1 billion Houston, Texas based regional financial holding company, formed in 1983, operates under a community banking philosophy and seeks to develop broad customer relationships based on service and convenience. Prosperity offers a variety of traditional loan and deposit products to its customers, which consist primarily of small and medium sized businesses and consumers. In addition to established banking products, Prosperity offers a complete line of services including: Internet Banking services at http://www.prosperitybanktx.com, Retail Brokerage Services, MasterMoney Debit Cards, and 24 hour voice response banking. Prosperity currently operates over one hundred fifty-eight (158) full service banking locations; forty-seven (47) in the Houston area; thirty-one (31) in the South Texas area including Corpus Christi and Victoria; twenty-four (24) in the Dallas/Fort Worth area; twenty (20) in the East Texas area; and thirty-six (36) in the Central Texas area including Austin, Bryan/College Station and San Antonio.

Central Texas Area -	Dallas/Fort Worth Area -	Palestine	Magnolia
		Rusk	Mont Belvieu
Austin -	Dallas -	Seven Points	Nederland
Allandale	Abrams Centre	Tyler	Needville
Cedar Park	Balch Springs	Tyler-University	Sweeny
Congress	Camp Wisdom	Winnsboro	Tomball
183	Cedar Hill		Waller
Lakeway	Central Expressway		West Columbia
Liberty Hill	Frisco	Houston Area -	Winnie
Northland	Frisco-West		Wirt
Oak Hill	Kiest	Houston -
Parmer Lane	Preston Road	Aldine
Research Blvd	Red Oak	Bellaire	South Texas Area -
Rollingwood	The Colony	Clear Lake
Slaughter Lane	Turtle Creek	Copperfield	Corpus Christi -
	Westmoreland	Cypress	Airline
		Downtown	Carmel
Bryan/College Station -		Fairfield	Northwest
Bryan	Fort Worth -	Gessner	Saratoga
Bryan- East	Haltom City	Gladebrook	Water Street
Bryan- North	Keller	Harrisburg
College Station	Roanoke	Heights	Other South Texas
Greens Prairie	Stockyards	Highway 6 West	Locations -
Wellborn Road		Hillcroft	Alice
Rock Prairie		Little York	Aransas Pass
	Other Dallas/Fort Worth	Medical Center	Bay City
	Locations -	Memorial Drive	Beeville
Other Central Texas	Azle	Pasadena	Cuero
Locations -	Ennis	Pecan Grove	East Bernard
Bastrop	Gainesville	River Oaks	Edna
Caldwell	Mesquite	Sugar Land	El Campo
Dime Box	Muenster	SW Medical Center	Goliad
Dripping Springs	Sanger	Tanglewood	Gonzales
Elgin	Waxahachie	Uptown	Hallettsville
Flatonia		Waugh Drive	Kingsville
Georgetown		Westheimer	Mathis
Kingsland	East Texas Area -	Woodcreek	Palacios
La Grange	Athens		Pleasanton
Lexington	Athens-South	Other Houston Area	Port Aransas
Navasota	Blooming Grove	Locations -	Port Lavaca
New Braunfels	Canton	Angleton	Portland
Round Rock	Carthage	Beaumont	Rockport
San Antonio	Corsicana	Cinco Ranch	Seguin
Schulenburg	Crockett	Cleveland	Sinton
Smithville	Eustace	Dayton	Victoria
Weimar	Grapeland	Galveston	Victoria-North
	Gun Barrel City	Groves	Wharton
	Jacksonville	Hempstead	Yoakum
	Kerens	Hitchcock	Yorktown
	Longview	Katy
	Mount Vernon	Liberty

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release contains, and the remarks by our management on the conference call may contain, forward-looking statements within the meaning of the securities laws that are based on current expectations, assumptions, estimates and projections about Prosperity Bancshares®, and its subsidiaries. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of Prosperity’s control, that may cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties include but are not limited to whether Prosperity can: successfully identify acquisition targets and integrate the businesses of acquired companies and banks; continue to sustain its current internal growth rate or total growth rate; provide products and services that appeal to its customers; continue to have access to debt and equity capital markets; and achieve its sales objectives. Other risks include, but are not limited to: the possibility that credit quality could deteriorate; actions of competitors; changes in laws and regulations (including changes in governmental interpretations of regulations and changes in accounting standards); a deterioration or downgrade in the credit quality and credit agency ratings of the securities in Prosperity’s securities portfolio; customer and consumer demand, including customer and consumer response to marketing; effectiveness of spending, investments or programs; fluctuations in the cost and availability of supply chain resources; economic conditions, including currency rate fluctuations and interest rate fluctuations; weather; and the stock price volatility associated with “small-cap” companies. These and various other factors are discussed in Prosperity’s Annual Report on Form 10-K for the year ended December 31, 2007 and other reports and statements we have filed with the SEC. Copies of the SEC filings for Prosperity Bancshares’s® may be downloaded from the Internet at no charge from www.prosperitybanktx.com.

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Prosperity Bancshares, Inc. ®

Financial Highlights

(Dollars and share amounts in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	Dec 31, 2008	Dec 31, 2007	Dec 31, 2008	Dec 31, 2007
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Selected Earnings and Per Share Data
Total interest income	$96,588	$85,441	$347,878	$340,608
Total interest expense	32,631	33,807	120,149	140,173

Net interest income	63,957	51,634	227,729	200,435
Provision for credit losses	6,000	120	9,867	760

Net interest income after provision for credit losses	57,957	51,514	217,862	199,675

Total non-interest income	13,508	13,248	52,370	52,923
Total non-interest expense	37,586	39,413	143,796	126,843

Net income before taxes	33,879	25,349	126,436	125,755
Federal income taxes	11,194	8,268	41,929	41,604

Net income	$22,685	$17,081	$84,507	$84,151

Basic earnings per share	$0.49	$0.39	$1.87	$1.96

Diluted earnings per share	$0.49	$0.38	$1.86	$1.94

Period end shares outstanding	46,080	44,151	46,080	44,151
Weighted average shares outstanding (basic)	46,078	44,133	45,300	42,928
Weighted average shares outstanding (diluted)	46,276	44,420	45,479	43,310

Prosperity Bancshares, Inc. ®

Financial Highlights

(Dollars in thousands)

	Three Months Ended		Twelve Months Ended
	Dec 31, 2008	Dec 31, 2007	Dec 31, 2008	Dec 31, 2007
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Balance Sheet Averages
Total loans	$3,365,552	$3,136,515	$3,250,447	$3,092,797
Investment securities	3,229,874	1,801,443	2,409,758	1,849,613
Federal funds sold and other temporary investments	451,524	111,059	163,746	71,462

Total earning assets	7,046,950	5,049,017	5,823,951	5,013,872
Allowance for credit losses	(33,494)	(34,595)	(33,004)	(34,705)
Cash and due from banks	183,507	141,696	146,647	142,645
Goodwill	835,328	746,427	798,289	717,419
Core Deposit Intangibles (CDI)	42,657	47,372	44,291	42,314
Other real estate	6,431	5,622	8,343	2,451
Fixed assets, net	124,210	120,720	124,114	117,024
Other assets	138,298	106,099	112,787	93,044

Total assets	$8,343,887	$6,182,358	$7,025,418	$6,094,064

Non-interest bearing deposits	$1,425,440	$1,182,179	$1,271,408	$1,143,114
Interest bearing deposits	5,260,084	3,602,925	4,200,033	3,584,405

Total deposits	6,685,524	4,785,104	5,471,441	4,727,519
Securities sold under repurchase agreements	92,941	66,538	84,289	71,165
Federal funds purchased and other borrowings	178,369	41,106	124,619	83,478
Junior subordinated debentures	92,265	112,885	99,998	124,613
Other liabilities	52,297	54,839	52,778	47,334
Shareholders’ equity (A)	1,242,491	1,121,886	1,192,293	1,039,955

Total liabilities and equity	$8,343,887	$6,182,358	$7,025,418	$6,094,064

(A)

Includes ($1,675) and ($2,287), in after-tax unrealized gains (losses) on available for sale securities for the three month periods ending December 31, 2008 and December 31, 2007, respectively and ($1,251) and ($2,418) for the twelve month periods ending December 31, 2008 and December 31, 2007, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights

(Dollars in thousands)

	Three Months Ended		Twelve Months Ended
	Dec 31, 2008	Dec 31, 2007	Dec 31, 2008	Dec 31, 2007
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Income Statement Data
Interest on loans	$56,073	$61,682	$227,466	$247,600
Interest on securities	39,713	22,446	118,185	89,467
Interest on federal funds sold and other temporary investments	802	1,313	2,227	3,541

Total interest income	96,588	85,441	347,878	340,608

Interest expense - deposits	29,663	30,354	107,692	122,682
Interest expense - debentures	1,452	2,206	6,439	10,058
Interest expense - other	1,516	1,247	6,018	7,433

Total interest expense	32,631	33,807	120,149	140,173

Net interest income (B)	63,957	51,634	227,729	200,435
Provision for credit losses	6,000	120	9,867	760

Net interest income after provision for credit losses	57,957	51,514	217,862	199,675

Service charges on deposit accounts	13,204	11,029	45,785	40,937
Net gain on sale of assets	130	91	845	274
Net (loss) gain on sale of ORE	(1,684)	(6)	(2,332)	545
Brokered mortgage income	34	105	330	679
Net gain on sale of held for sale loans	0	132	229	1,334
Gain on sale of securities	0	28	0	86
Other non-interest income	1,824	1,869	7,513	9,068

Total non-interest income	13,508	13,248	52,370	52,923

Salaries and benefits (C)	20,411	15,747	70,818	63,910
CDI amortization	2,284	2,620	9,797	9,917
Net occupancy and equipment	3,704	2,775	12,469	10,534
Depreciation	1,854	1,955	7,666	7,611
Data processing and software amortization	1,609	1,123	5,580	4,570
Impairment charge on write-down of securities	0	9,975	14,025	9,975
Other non-interest expense	7,724	5,218	23,441	20,326

Total non-interest expense	37,586	39,413	143,796	126,843

Net income before taxes	33,879	25,349	126,436	125,755
Federal income taxes	11,194	8,268	41,929	41,604

Net income available to common shareholders	$22,685	$17,081	$84,507	$84,151

(B)

Net interest income on a tax equivalent basis would be $64,597 and $52,467 for the three months ended December 31, 2008 and December 31, 2007, respectively and $230,592 and $203,554 for the twelve months ended December 31, 2008 and December 31, 2007, respectively.

(C)

Salaries and benefits includes equity compensation expenses of $432 and $477 for the three months ended December 31, 2007 and December 31, 2008, respectively and $1,543 and $1,968 for the twelve months ended December 31, 2008 and December 31, 2007, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights

(Dollars and share amounts in thousands, except per share data)

	As of and for the Three Months Ended		As of and for the Twelve Months Ended
	Dec 31, 2008	Dec 31, 2007	Dec 31, 2008	Dec 31, 2007
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Common Share and Other Data
Employees - FTE	1,734	1,359	1,734	1,359

Book value per share	$27.24	$25.54	$27.24	$25.54
Tangible book value per share	$7.40	$7.42	$7.40	$7.42

Period end shares outstanding	46,080	44,151	46,080	44,151
Weighted average shares outstanding (basic)	46,078	44,133	45,300	42,928
Weighted average shares outstanding (diluted)	46,276	44,420	45,479	43,310

Non-accrual loans	$2,142	$1,035	$2,142	$1,035
Accruing loans 90 or more days past due	7,594	4,092	7,594	4,092
Restructured loans	0	0	0	0

Total non-performing loans	9,736	5,127	9,736	5,127
Repossessed assets	182	56	182	56
Other real estate	4,450	10,207	4,450	10,207

Total non-performing assets	$14,368	$15,390	$14,368	$15,390

Allowance for credit losses at end of period	$36,970	$32,543	$36,970	$32,543

Net charge-offs	$3,011	$3,113	$7,621	$5,593

Basic earnings per share	$0.49	$0.39	$1.87	$1.96

Diluted earnings per share	$0.49	$0.38	$1.86	$1.94

Prosperity Bancshares, Inc.®

Financial Highlights

	Three Months Ended		Twelve Months Ended
	Dec 31, 2008	Dec 31, 2007	Dec 31, 2008	Dec 31, 2007
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Performance Ratios
Return on average assets (annualized)	1.09%	1.11%	1.20%	1.38%
Return on average common equity (annualized)	7.30%	6.09%	7.09%	8.09%
Return on average tangible common equity (annualized)	24.89%	20.82%	24.16%	30.03%
Net interest margin (D) (tax equivalent) (annualized)	3.65%	4.12%	3.96%	4.06%

Efficiency ratio (E)	48.60%	45.45%	46.51%	46.19%

Asset Quality Ratios

Non-performing assets to average earning assets	0.20%	0.30%	0.25%	0.31%
Non-performing assets to loans and other real estate	0.40%	0.49%	0.40%	0.49%
Net charge-offs to average loans	0.09%	0.10%	0.23%	0.18%
Allowance for credit losses to total loans	1.04%	1.04%	1.04%	1.04%

Common Stock Market Price

High	$36.98	$35.07	$46.48	$37.11

Low	$25.08	$28.18	$21.96	$27.70

Period end market price	$29.59	$29.39	$29.59	$29.39

(D)	Net interest margin for all periods presented is calculated on an actual 365 or actual 366 day basis.
(E)

The Company revised its efficiency ratio which is calculated by dividing total non-interest expense (excluding credit loss provisions) by net interest income plus non-interest income (excluding net gains and losses on the sale of securities and assets and impairment charge on write-down of securities). Prior period amounts have been restated to reflect the current methodology. Additionally, taxes are not part of this calculation.

Prosperity Bancshares, Inc.®

Financial Highlights

(Dollars in thousands)

	Dec 31, 2008		Sept 30, 2008		June 30, 2008		Mar 31, 2008
	(Unaudited)		(Unaudited)		(Unaudited)		(Unaudited)
Loan Portfolio

Commercial	$499,143	13.99%	$470,099	14.50%	$486,817	14.70%	$452,635	14.30%
Construction	666,080	18.67%	626,443	19.30%	658,669	19.90%	664,679	21.00%
1-4 family residential	668,096	18.73%	574,583	17.70%	568,377	17.10%	546,765	17.30%
Home equity	107,048	3.01%	95,962	3.00%	95,774	2.90%	94,559	3.00%
Commercial real estate	1,343,401	37.66%	1,229,219	37.80%	1,241,872	37.50%	1,161,668	36.70%
Agriculture	145,649	4.08%	133,123	4.10%	135,421	4.10%	119,346	3.80%
Consumer	137,640	3.86%	119,188	3.60%	126,398	3.80%	121,975	3.90%

Total Loans	$3,567,057		$3,248,617		$3,313,328		$3,161,627

Deposit Types

Non-interest bearing DDA	$1,540,599	21.05%	$1,263,407	24.70%	$1,285,493	24.30%	$1,202,622	24.30%
Interest bearing DDA	1,082,078	14.78%	707,055	13.90%	750,214	14.20%	769,440	15.50%
Money Market	1,400,673	19.14%	1,147,559	22.50%	1,213,710	22.90%	1,042,744	21.10%
Savings	309,938	4.23%	246,370	4.80%	251,815	4.70%	239,633	4.80%
Time < $100	1,577,431	21.55%	814,165	15.90%	840,744	15.90%	819,671	16.60%
Time > $100	1,408,908	19.25%	926,286	18.20%	954,658	18.00%	874,608	17.70%

Total Deposits	$7,319,627		$5,104,842		$5,296,634		$4,948,718

Loan to Deposit Ratio	48.7%		63.6%		62.6%		63.9%

Construction Loans

Single family residential construction	$237,191	35.61%	$233,196	37.23%	$244,250	37.08%
Land development	90,846	13.64%	73,955	11.81%	75,376	11.44%
Raw land	89,120	13.38%	90,974	14.52%	98,341	14.93%
Residential lots	106,869	16.04%	101,027	16.13%	104,384	15.85%
Commercial lots	39,374	5.91%	35,890	5.73%	37,714	5.73%
Other	102,680	15.42%	91,401	14.58%	98,604	14.97%

Total Construction Loans	$666,080		$626,443		$658,669

Prosperity Bancshares, Inc.®

Financial Highlights

(Dollars in thousands)

	Dec 31, 2008	Sept 30, 2008	June 30, 2008	Mar 31, 2008	Dec 31, 2007
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Balance Sheet Data (at period end)

Total loans	$3,567,057	$3,248,617	$3,313,328	$3,161,627	$3,142,971
Investment securities (F)	4,160,401	2,294,403	2,235,703	2,086,382	1,857,606
Federal funds sold and other temporary investments	16,404	25,748	14,230	32,268	193,043

Total earning assets	7,743,862	5,568,768	5,563,261	5,280,277	5,193,620
Allowance for credit losses	(36,970)	(33,981)	(34,085)	(32,067)	(32,543)
Cash and due from banks	212,335	159,386	170,966	159,754	178,247
Goodwill	876,054	811,916	811,391	769,013	753,909
Core deposit intangibles	38,196	44,974	47,536	43,577	46,069
Other real estate	4,450	7,538	6,655	11,612	10,207
Fixed assets, net	123,638	123,823	125,000	123,806	120,044
Other assets	112,551	105,485	103,010	108,761	102,790

Total assets	$9,074,116	$6,787,909	$6,793,734	$6,464,733	$6,372,343

Demand deposits	$1,540,599	$1,263,407	$1,285,493	$1,202,622	$1,168,069
Interest bearing deposits	5,779,028	3,841,435	4,011,141	3,746,096	3,798,338

Total deposits	7,319,627	5,104,842	5,296,634	4,948,718	4,966,407
Securities sold under repurchase agreements	96,017	100,310	99,225	70,942	84,581
Federal funds purchased and other borrowings	229,395	219,671	42,089	125,360	31,466
Junior subordinated debentures	92,265	92,265	92,265	112,885	112,885
Other liabilities	81,706	41,641	45,916	58,761	49,573

Total liabilities	7,819,010	5,558,729	5,576,129	5,316,666	5,244,912
Shareholders’ equity (G)	1,255,106	1,229,180	1,217,605	1,148,067	1,127,431

Total liabilities and equity	$9,074,116	$6,787,909	$6,793,734	$6,464,733	$6,372,343

(F)

Includes $15,158, $1,220, ($633), $3,903 and ($7,795) in unrealized gains (losses) on available for sale securities for the quarterly periods ending December 31, 2008, September 30, 2008, June 30, 2008, March 31, 2008 and December 31, 2007, respectively.

(G)

Includes $9,853, $793, ($411), $2,537 and ($5,067) in after-tax unrealized gains (losses) on available for sale securities for the quarterly periods ending December 31, 2008, September 30, 2008, June 30, 2008, March 31, 2008 and December 31, 2007, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights

(Dollars in thousands)

	Three Months Ended
	Dec 31, 2008	Sept 30, 2008	June 30, 2008	Mar 31, 2008	Dec 31, 2007
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Income Statement Data

Interest on loans	$56,073	$56,925	$55,948	$58,520	$61,682

Interest on securities	39,713	27,834	25,856	24,783	22,446
Interest on federal funds sold and other earning assets	802	87	175	1,162	1,313

Total interest income	96,588	84,846	81,979	84,465	85,441

Interest expense- deposits	29,663	23,874	25,210	28,945	30,354
Interest expense- debentures	1,452	1,410	1,558	2,019	2,206
Interest expense- other	1,516	1,756	1,240	1,506	1,247

Total interest expense	32,631	27,040	28,008	32,470	33,807

Net interest income	63,957	57,806	53,971	51,995	51,634
Provision for credit losses	6,000	1,700	1,000	1,167	120

Net interest income after provision for credit losses	57,957	56,106	52,971	50,828	51,514

Service charges on deposits accounts	13,204	11,348	10,727	10,506	11,029
Net gain on sale of assets	130	34	676	4	91
Net (loss) gain on sale of ORE	(1,684)	(210)	(478)	39	(6)
Brokered mortgage income	34	74	113	109	105
Net gain on sale of held for sale loans	0	46	110	73	132
Gain on sale of securities	0	0	0	0	28
Other non-interest income	1,824	1,825	1,918	1,948	1,869

Total non-interest income	13,508	13,117	13,066	12,679	13,248

Salaries and benefits	20,411	17,526	16,751	16,130	15,747
CDI amortization	2,284	2,562	2,459	2,492	2,620
Net occupancy and equipment	3,704	3,088	2,867	2,810	2,775
Depreciation	1,854	1,955	1,920	1,937	1,955
Data processing and software amortization	1,609	1,319	1,361	1,291	1,123
Impairment charge on write-down of securities	0	14,025	0	0	9,975
Other non-interest expense	7,724	5,755	5,502	4,460	5,218

Total non-interest expense	37,586	46,230	30,860	29,120	39,413

Net income before taxes	33,879	22,993	35,177	34,387	25,349
Federal income taxes	11,194	7,546	11,740	11,449	8,268

Net income available to common shareholders	$22,685	$15,447	$23,437	$22,938	$17,081

Prosperity Bancshares, Inc.®

Financial Highlights

	Three Months Ended
	Dec 31, 2008	Sept. 30, 2008	June 30, 2008	Mar 31, 2008	Dec 31, 2007
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Comparative Quarterly Asset Quality, Performance & Capital Ratios

Return on average assets (annualized)	1.09%	0.91%	1.43%	1.43%	1.11%
Return on average common equity (annualized)	7.30%	5.04%	7.96%	8.02%	6.09%
Return on average tangible equity (annualized)	24.89%	16.83%	26.93%	27.28%	20.82%
Net interest margin (tax equivalent) (annualized)	3.65%	4.15%	4.10%	4.03%	4.12%

Employees - FTE	1,734	1,366	1,397	1,374	1,359

Efficiency ratio	48.60%	45.43%	46.50%	45.03%	45.45%
Non-performing assets to average earning assets	0.20%	0.26%	0.22%	0.33%	0.30%
Non-performing assets to loans and other real estate	0.40%	0.45%	0.35%	0.55%	0.49%
Net charge-offs to average loans	0.09%	0.05%	0.04%	0.05%	0.10%
Allowance for credit losses to total loans	1.04%	1.05%	1.03%	1.01%	1.04%

Book value per share	$27.24	$26.68	$26.44	$25.93	$25.54

Tangible book value per share	$7.40	$8.08	$7.79	$7.58	$7.42

Tier 1 risk-based capital	10.31%	13.31%	12.70%	13.16%	13.13%

Total risk-based capital	11.21%	14.29%	13.67%	14.11%	14.11%

Tier 1 leverage capital	5.66%	7.75%	7.87%	7.91%	8.09%

Tangible equity to tangible assets	4.18%	6.28%	6.04%	5.94%	5.88%

Equity to assets	13.83%	18.11%	17.92%	17.76%	17.69%

Prosperity Bancshares, Inc.®

Supplemental Financial Data (Unaudited)

(Dollars in thousands)

	Three Months Ended December 31, 2008
	Average Balance	Interest Earned / Interest Paid	Average Yield/Rate
YIELD ANALYSIS

Interest Earning Assets:
Loans	$3,365,552	$56,073	6.63%
Investment securities	3,229,874	39,713	4.92%
Federal funds sold and other temporary investments	451,524	802	0.71%

Total interest earning assets	7,046,950	$96,588	5.45%

Allowance for credit losses	(33,494)
Non-interest earning assets	1,330,431

Total assets	$8,343,887

Interest Bearing Liabilities:
Interest bearing demand deposits	$839,152	$1,629	0.77%
Savings and money market deposits	1,578,817	6,895	1.74%
Certificates and other time deposits	2,842,115	21,139	2.96%
Securities sold under repurchase agreements	92,941	579	2.48%
Federal funds purchased and other borrowings	178,369	937	2.09%
Junior subordinated debentures	92,265	1,452	6.26%

Total interest bearing liabilities	5,623,659	$32,631	2.31%

Non-interest bearing liabilities:
Non-interest bearing demand deposits	1,425,440
Other liabilities	52,297

Total liabilities	7,101,396
Shareholders’ equity	1,242,491

Total liabilities and shareholders’ equity	$8,343,887

Net Interest Income & Margin		$63,957	3.61%

Net Interest Income & Margin (tax equivalent)		$64,597	3.65%

Prosperity Bancshares, Inc.®

Supplemental Financial Data (Unaudited)

(Dollars in thousands)

	Three Months Ended December 31, 2007
	Average Balance	Interest Earned / Interest Paid	Average Yield/Rate
YIELD ANALYSIS

Interest Earning Assets:
Loans	$3,136,515	$61,682	7.80%
Investment securities	1,801,443	22,446	4.98%
Federal funds sold and other temporary investments	111,059	1,313	4.69%

Total interest earning assets	5,049,017	$85,441	6.71%

Allowance for credit losses	(34,595)
Non-interest earning assets	1,167,936

Total assets	$6,182,358

Interest Bearing Liabilities:
Interest bearing demand deposits	$826,751	$3,510	1.68%
Savings and money market deposits	1,189,161	8,289	2.77%
Certificates and other time deposits	1,587,013	18,555	4.64%
Securities sold under repurchase agreements	66,538	707	4.22%
Federal funds purchased and other borrowings	41,106	540	5.21%
Junior subordinated debentures	112,885	2,206	7.75%

Total interest bearing liabilities	3,823,454	$33,807	3.51%

Non-interest bearing liabilities:
Non-interest bearing demand deposits	1,182,179
Other liabilities	54,839

Total liabilities	5,060,472
Shareholders’ equity	1,121,886

Total liabilities and shareholders’ equity	$6,182,358

Net Interest Income & Margin		$51,634	4.06%

Net Interest Income & Margin (tax equivalent)		$52,467	4.12%

Prosperity Bancshares, Inc.®

Supplemental Financial Data (Unaudited)

(Dollars in thousands)

	Twelve Months Ended December 31, 2008
	Average Balance	Interest Earned / Interest Paid	Average Yield/Rate
YIELD ANALYSIS

Interest Earning Assets:
Loans	$3,250,447	$227,466	7.00%
Investment securities	2,409,758	118,185	4.90%
Federal funds sold and other temporary investments	163,746	2,227	1.36%

Total interest earning assets	5,823,951	$347,878	5.97%

Allowance for credit losses	(33,004)
Non-interest earning assets	1,234,471

Total assets	$7,025,418

Interest Bearing Liabilities:
Interest bearing demand deposits	$791,739	$7,967	1.01%
Savings and money market deposits	1,411,142	27,770	1.97%
Certificates and other time deposits	1,997,152	71,955	3.60%
Securities sold under repurchase agreements	84,289	2,388	2.83%
Federal funds purchased and other borrowings	124,619	3,630	2.91%
Junior subordinated debentures	99,998	6,439	6.44%

Total interest bearing liabilities	4,508,939	$120,149	2.66%

Non-interest bearing liabilities:
Non-interest bearing demand deposits	1,271,408
Other liabilities	52,778

Total liabilities	5,833,125
Shareholders’ equity	1,192,293

Total liabilities and shareholders’ equity	$7,025,418

Net Interest Income & Margin		$227,729	3.91%

Net Interest Income & Margin (tax equivalent)		$230,592	3.96%

Prosperity Bancshares, Inc.®

Supplemental Financial Data (Unaudited)

(Dollars in thousands)

	Twelve Months Ended December 31, 2007
	Average Balance	Interest Earned / Interest Paid	Average Yield/Rate
YIELD ANALYSIS

Interest Earning Assets:
Loans	$3,092,797	$247,600	8.01%
Investment securities	1,849,613	89,467	4.84%
Federal funds sold and other temporary investments	71,462	3,541	4.96%

Total interest earning assets	5,013,872	$340,608	6.79%

Allowance for credit losses	(34,705)
Non-interest earning assets	1,114,897

Total assets	$6,094,064

Interest Bearing Liabilities:
Interest bearing demand deposits	$829,757	$16,313	1.97%
Savings and money market deposits	1,205,584	35,089	2.91%
Certificates and other time deposits	1,549,064	71,280	4.60%
Securities sold under repurchase agreements	71,165	3,026	4.25%
Federal funds purchased and other borrowings	83,478	4,407	5.28%
Junior subordinated debentures	124,613	10,058	8.07%

Total interest bearing liabilities	3,863,661	$140,173	3.63%

Non-interest bearing liabilities:
Non-interest bearing demand deposits	1,143,114
Other liabilities	47,334

Total liabilities	5,054,109
Shareholders’ equity	1,039,955

Total liabilities and shareholders’ equity	$6,094,064

Net Interest Income & Margin		$200,435	4.00%

Net Interest Income & Margin (tax equivalent)		$203,554	4.06%